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                                                                      EXHIBIT 10





CONTACT: River Oaks Partnership Services, Inc.
         (888) 349-2005 (toll free)

FOR IMMEDIATE RELEASE

         DENVER, COLORADO, September 27, 2001. As previously announced, AIMCO Properties, L.P. is tendering for units of limited partnership interest in Winthrop Growth Investors I Limited Partnership, subject to the terms of its Offer to Purchase, as supplemented. AIMCO Properties, L.P. has extended the expiration time of its offer. The expiration time for the tender offer has been extended by seven hours to midnight, Eastern time, on Friday, September 28, 2001. The offer was previously scheduled to expire at 5:00 p.m., Eastern time, on September 28, 2001.

         AIMCO Properties, L.P. reported, based on information provided by the Information Agent for the offer, that as of the close of business on September 26, 2001 approximately 147 units (or 0.57% of the units outstanding) had been tendered pursuant to the offer.

         For further information, please contact River Oaks Partnership Services, Inc. at (888) 349-2005 (toll free), which is acting as the Information Agent for the offer.